UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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VALENCE TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALENCE TECHNOLOGY, INC.

_____________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

_____________________________________________________

TIME	9:00 a.m. Central Standard Time on November 8, 2007.

PLACE	Valence Technology, Inc.

Conference Room

12201 Technology Blvd., Suite 150

Austin, TX 78727

ITEMS OF BUSINESS	(1)	To elect four members of the Board of Directors.
	(2)	To ratify the appointment of PMB Helin, Donovan, LLP as the Company’s registered independent public accounting firm for the fiscal year ending March 31, 2008.
	(3)	To transact such other business as may properly come before the meeting and any adjournment or postponement.

RECORD DATE

You can vote if, at the close of business on September 14, 2007, you were a stockholder of the Company. It is anticipated that the 2007 Annual Report and this Proxy Statement and the accompanying proxy card will be mailed to stockholders commencing on or about September 28, 2007.

PROXY VOTING

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or, if you hold your shares in street name, by accessing the World Wide Web site indicated on the voting instructions accompanying your proxy card to vote via the Internet.

July 31, 2007	/s/ Robert L. Kanode

Robert L. Kanode

Chief Executive Officer

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VALENCE TECHNOLOGY, INC.

12201 Technology Blvd., Suite 150
PROXY STATEMENT	Austin, Texas 78727

These proxy materials are delivered in connection with the solicitation by the Board of Directors (referred to as the Board) of Valence Technology, Inc., a Delaware corporation (referred to as the Company, we or us), of proxies to be voted at our Annual Meeting of Stockholders for the fiscal year ended March 31, 2007 and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Stockholders on Thursday, November 8, 2007, beginning at 9:00 a.m. Central Standard Time. The meeting will be held at Valence Technology, Inc., 12201 Technology Blvd., Suite 150, Austin, TX, 78727.

This Proxy Statement and form of proxy are being mailed to stockholders commencing on or about September 28, 2007. Our 2007 Annual Report, which is not part of the proxy solicitation materials, is enclosed.

Stockholders Entitled to Vote. Holders of our common stock at the close of business on September 14, 2007, are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities entitled to vote at the Annual Meeting. As of June 30, 2007, there were 109,955,980 shares of our common stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at our principal executive offices, between the hours of 9:00 a.m. and 5:00 p.m., for 10 days prior to the Annual Meeting.

Proxies. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submission of the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. All street name stockholders also can vote by proxy via the Internet. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board.

Internet Voting. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see how they may vote via the Internet. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the stockholder.

Quorum. The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Voting. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

Other Matters. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

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ITEM 1:      ELECTION OF DIRECTORS

Item 1 is the election of four members of our Board. Our Second Amended and Restated Bylaws provide that the number of directors constituting the Board shall be between four and seven, to be fixed by the Board from time to time. The Board has currently fixed the number of directors at four.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board proposes the election of the following nominees as directors:

Carl E. Berg	Robert L. Kanode
Vassilis G. Keramidas	Bert C. Roberts

If elected, the foregoing four nominees are expected to serve until the 2008 Annual Meeting of Stockholders. The four nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees and certain executive officers and significant employees are set forth on the following pages.

The Board of Directors Unanimously Recommends a Vote “FOR” the Election of the Nominees Listed Above.

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MANAGEMENT

Directors and Executive Officers

The following tables set forth certain information with respect to our directors, officers and significant employees as of June 30, 2007. The following persons serve as our directors:

Directors	Age	Present Position
Carl E. Berg (2)	69	Director and Chairman of the Board
Robert L. Kanode	57	Director
Vassilis G. Keramidas (1)	67	Director
Bert C. Roberts (1)	63	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee

The following persons serve as our executive officers:

Executive Officers	Age	Present Position
Robert L. Kanode	57	Chief Executive Officer and President
Thomas F. Mezger	55	Chief Financial Officer
Roger A. Williams	59	General Counsel and Assistant Secretary
Joel Sandahl	55	Vice President of Engineering and Product Development
Richard Hanna	29	Vice President of Operations

Our executive officers are appointed by and serve at the discretion of the Board. There are no family relationships between any director and any executive officer.

Carl E. Berg. Mr. Berg helped found us, has served on the Board since September 1991 and currently serves as the Chairman of the Board. Mr. Berg has been a major Silicon Valley industrial real estate developer and a private venture capital investor. Mr. Berg also serves as the Chairman of the Board, Chief Executive Officer and director of Mission West Properties, Inc., a real estate investment company; and as a director of Monolithic Systems, Inc., and Focus Enhancements, Inc. Mr. Berg holds a Bachelor of Arts degree in Business Administration from the University of New Mexico, Albuquerque.

Robert L. Kanode. In March 2007, we hired a new President and Chief Executive Officer, Robert L. Kanode. Mr. Kanode brings over 12 years of experience in the battery industry to Valence. He served as a senior partner for The Sales & Performance Group, a consulting group based in New York, where he has worked with Fortune 500 companies to commercialize their products and services, to develop manufacturing, marketing, sales and service functions, and to identify and develop global niche retail and OEM markets. Prior to his tenure there, Kanode served as president of OptiTec LLC and other companies where he guided the company through the product and service commercialization process, the development of manufacturing and marketing/sales functions, the identification of niche retail and OEM markets, and the securing of financial support for public and private companies.

Vassilis G. Keramidas. Dr. Keramidas joined us as a director in August 2004. Dr. Keramidas currently serves as the Managing Director of Keramidas International Associates, LLC, which provides consulting services in connection with the generation, management, commercialization and disposition of intellectual property, technology commercialization and strategic research planning, and as a director of Twenty First Century Battery, LTD. From 1997 to 2003, Dr. Keramidas served as Vice President of Formative Technologies at Telcordia Technologies (formerly Bellcore) where he launched the company’s first international commercialization effort, and from 1984 to 1997, he served in Director and Executive Director of Research positions with Bellcore. Prior to that, Dr. Keramidas worked as a Researcher and Research Director at Bell Laboratories from 1973 to 1983. Dr. Keramidas holds a Bachelor’s Degree in Physics from Rockford College, a Bachelor’s Degree in Electrical Engineering from the University of Illinois, a Master’s Degree in Physics from John Carroll University and a Ph.D. in Solid State Science (Applied Physics) from the Materials Research Laboratory of Pennsylvania State University. For his contributions to his field and his technical leadership, Dr. Keramidas has been elected a Fellow of the Institute of Electrical and Electronic Engineers.

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Bert C. Roberts, Jr. Mr. Roberts originally joined us as a director in 1992 and served until 1993 prior to rejoining us as a director in 1998. Mr. Roberts served as the Outside Chairman of WorldCom, Inc. from 1998 until December 2002. On July 21, 2002, WorldCom, Inc. and substantially all of its active U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. Mr. Roberts served as Chairman of MCI, a telecommunications company from 1996 until 1998, Chairman and Chief Executive Officer from 1992 to 1996, and Chief Executive Officer in 1991 after having served as President and Chief Operating Officer since 1985. Mr. Roberts serves on the board of the Prostate Cancer foundation and is on the advisory board of several high tech companies. Mr. Roberts holds a Bachelor of Science degree in Engineering from Johns Hopkins University.

Thomas F. Mezger. Mr. Mezger joined us in September 2005 and serves as our Chief Financial Officer and Assistant Secretary. Mr. Mezger served as Controller-Asia Pacific for Precision Castparts Corporation/Cooper Cameron Corporation, a supplier for the aerospace, oil and gas, water treatment and chemical industry from January 2003 through April 2005. From its Asia headquarters in Kuala Lumpur, Mr. Mezger was responsible for the accounting and finance of Precision Castparts’ subsidiaries in Malaysia, Singapore, and China including the implementation of Sarbanes-Oxley compliance programs. From January 2002 through June 2002, Mr. Mezger served as Vice President and Chief Financial Officer at MCK Communications Inc., Lewisville, Texas, a company that sold and serviced equipment for the telecom industry. From 1998 to 2002, Mr. Mezger served as Vice President of Operations and Chief Financial Officer of Enhanced Messaging Systems, Inc., a wireless and satellite networking equipment manufacturer in Southlake, Texas, where he was responsible for production and financial operations. Mr. Mezger started his career at Motorola, Inc., where he spent more than 18 years in the U.S. and Hong Kong, involved in or managing various aspects of accounting, finance, credit, collection, policies and procedures, and sales order processing.

Roger A. Williams. Mr. Williams joined us in April 2001 and serves as our General Counsel and Assistant Secretary. Mr. Williams has been a practicing intellectual property attorney for 32 years, having practiced in both private and corporate positions. From 1991 to 2001, Mr. Williams served as Chief Patent Counsel and Associate General Counsel for the pharmaceutical company G.D. Searle & Co. Mr. Williams has his Juris Doctorate degree from Drake University Law School and a Bachelor of Science degree in Chemistry from Western Illinois University. He is a member of the California and Indiana Bars.

Joel Sandahl. Mr. Sandahl joined us in June 2006 and serves as our VP of Engineering and Product Development. Mr. Sandahl leads the worldwide engineering operations for Valence Technology. Mr. Sandahl has over 30 years of engineering leadership consistently developing teams that deliver leading products and technologies to the market. Prior to joining Valence, he founded and served as President of two companies, Complex Systems, Inc. and Simulcomm LLP. Previously, Mr. Sandahl served as the Chief System Architect for E. F. Johnson; Director of Advanced Development for Quintron Corporation; and a Product Manager, Engineering Manager, and Lead Engineer for Harris Corporation. Further, he has served as a principal consultant for numerous high-tech companies including Xerox, Eastman Kodak, and Rockwell International. He is a member of the Institute for Electrical Engineers (IEEE) and the Association for Computing Machinery (ACM).

Richard Hanna. Mr. Hanna has worked with us since 2000. In March 2007, we promoted Mr. Hanna to VP Operations. Mr. Hanna served as General Manager of our China manufacturing operations since September 2006. From December 2005 to September 2006, Mr. Hanna served as our General Manager of China manufacturing at our Valence Technology Suzhou facility. From 2000 to December 2005, Mr. Hanna held various other positions with Valence, including Quality Manager, Software Development Coordinator, and Project Engineer.

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FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence. Due to the death of Mr. Alan F. Shugart in December 2006 our Board was not comprised of a majority of independent directors for the entirety of fiscal 2007. The Board currently has an equal number of independent directors and directors who are not independent. Vassilis G. Keramidas and Bert C. Roberts are independent directors as defined in the NASDAQ listing standards. The Board is in the process of conducting a thorough search to identify director candidates with the mix of skills and experiences necessary to complement existing members of the Board.

Meetings and Committees. The Board held 9 meetings during fiscal 2007 and acted 6 times by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. It currently does not have a Nominating Committee. Each director attended 75% or more of all the meetings of the Board and those committees on which he served in fiscal 2007.

Audit Committee

During discal 2007, the Audit Committee consisted of Vassilis G. Keramidas, Bert C. Roberts and Alan F. Shugart. The vacancy on our Audit Committee following Mr. Shugart’s death has not been filled as of July 31, 2007. Each of Messrs. Keramidas and Roberts is an independent director within the meaning of the applicable NASDAQ listing standards and SEC rules.

The Audit Committee recommends the engagement of our registered independent public accounting firm, reviews the scope of the audit to be conducted by the registered independent public accounting firm and periodically meets with the registered independent public accounting firm and our Chief Financial Officer and Vice President of Finance to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls, and reports its recommendations as to the approval of our financial statements to the Board. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board. The Charter is attached as Appendix A to our Definitive Proxy Statement on Form 14A filed with the Securities and Exchange Commission on September 30, 2004. The Audit Committee held 3 meetings during fiscal 2007.

On behalf of the Board, the Audit Committee is responsible for providing an independent, objective review of our auditing, accounting and financial reporting process, public reports and disclosures, and system of internal controls regarding financial accounting. Messrs. Keramidas and Roberts qualify as financially sophisticated audit committee members as required by the applicable NASDAQ listing standards. We currently do not have a financial expert on our audit committee. The Board has determined that the Audit Committee can satisfactorily discharge the duties and responsibilities of the committee.

Compensation Committee

During fiscal 2007, the Compensation Committee consisted of Alan F. Shugart and Carl E. Berg. Mr. Shugart was independent within the meaning of the applicable NASDAQ listing standards. However, as noted above, Mr. Shugart passed away in December 2006 and the vacancy on our compensation committee has not been filled as of July 31, 2007. Mr. Berg is not independent within the meaning of the applicable NASDAQ listing standards. The Compensation Committee is responsible for considering and making recommendations to the Board regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans. The Compensation Committee held no meetings during fiscal 2007.

Director Nominations

We do not have a standing nominating committee. Our Board does not believe that it is necessary for us to have a standing nominating committee as we have a relatively small board and our independent directors will serve in the capacity of a nominating committee when necessary. All of our directors participate in the consideration of director nominees. However, consistent with applicable NASDAQ listing standards, each director nominee must be selected or recommended for the Board’s selection by a majority of the independent directors of our Board. We currently do not have a charter or written policy with regard to the nomination process. In considering candidates for directorship, the Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Board does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

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Our Board may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations. The Board regularly assesses its size, the need for particular expertise on the Board and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Board will consider various potential candidates for director who may come to the Board’s attention through current Board members, professional search firms or consultants, stockholders or other persons. The Board may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year. The Board does not evaluate candidates differently based on who made the recommendation for consideration.

Stockholders who wish to recommend a nominee for election as director at an annual stockholder meeting must submit their recommendations at least 120 calendar days before the date that our Proxy Statement is released to stockholders in connection with the previous year’s annual meeting of stockholders. Stockholders may recommend candidates for consideration by the Board by writing to our Secretary at 12201 Technology Blvd, Suite 150, Austin, Texas 78727, giving the candidate’s name, age, business and residence contact information, biographical data, including the principal occupation or employment of the candidate, qualifications, the class and number of our shares, if any, beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder and the candidate and any other person or persons (naming them) pursuant to which the nominations are to be made by the stockholder and any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as director also must provide his, her or its name and address, as they appear in our books, the number and class of shares beneficially owned by such stockholder and any other information that is required to be provided by the stockholder pursuant to our Second Amended and Restated Bylaws and Regulation 14A under the Exchange Act.

Policy on Attending the Annual Meeting. We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. At our 2006 Annual Meeting of Stockholders, one of five directors then in office was in attendance.

Stockholder Communications with the Board of Directors. Stockholders may communicate with the Board by sending a letter to the Board of Directors of Valence Technology, Inc., c/o Office of the Secretary, 12201 Technology Blvd, Suite 150, Austin, Texas 78727. All communications must contain a clear notation indicating that they are a “Stockholder–Board Communication” or “Stockholder–Director Communication,” and must identify the author as a stockholder. The office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to our company or our business, or is similarly inappropriate. The office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

Directors’ Compensation. Our non-employee directors are eligible to receive cash compensation of $2,000 for each regularly scheduled quarterly Board meeting and are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Directors who are employees do not receive separate compensation for their services as directors, but are eligible to receive stock options under our 2000 Stock Option Plan.

Each of our non-employee directors receives stock option grants pursuant to the 1996 Non-Employee Directors’ Stock Option Plan or 2000 Stock Option Plan. Only non-employee directors or an affiliate of those directors as defined in the Internal Revenue Code of 1986, as amended, which we refer to as the Code, are eligible to receive options under the 1996 Non-Employee Directors’ Stock Option Plan. The plan provides that new directors will receive initial stock options to purchase 100,000 shares of common stock upon election to the Board. The per share exercise price for these options will be the fair market value of a share of our common stock on the day the options are granted. These options will vest in equal quarterly installments over four years. A director who had not received options upon becoming a director, received stock options to purchase 100,000 shares on the date of the adoption of the Directors’ Plan. In addition, each director reelected to the Board receives stock options to purchase 50,000 shares of common stock.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The principal responsibilities of the Compensation Committee are to establish aggregate compensation levels sufficient to retain and attract executives capable of leading the Company to its business objectives including, but not limited to, compliance with corporate governance requirements and the analysis and implementation of a future direction for the Company. Specifically, it is the responsibility of the Compensation Committee to establish and administer our policies governing employee compensation and to administer our employee benefits plans, including our 1990 Stock Option Plan, the 1997 Non-Officer Employee Stock Option Plan, as amended, and the 2000 Stock Option Plan (collectively referred to as the Plans). The Compensation Committee also evaluates the performance of management.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executives capable of leading us in pursuit of our business objectives and to motivate them in order to enhance long-term stockholder value. Long-term equity compensation also is used to harmonize the interests of management and stockholders. The main elements of the program are competitive pay and equity incentives. Annual compensation for our executive officers historically consists of two elements: cash salary and stock options. We do not have a management bonus plan; however, it is expected that as we make further progress in achieving the goals of its strategic business plan, the Committee will recommend the institution of a bonus plan as well.

We conduct an annual review of the aggregate level of our executive compensation as part of the annual budget review and annual performance review processes, which includes determining the operating metrics and non-financial elements used to measure our performance and to compensate our executive officers.

Setting Executive Compensation

The Company did not make any change to the compensation arrangements existing prior to the beginning of 2007 for the Company’s executive officers.

The Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions. These factors include each officer’s contributions to our business objectives, the compensation paid by comparable companies to employees in similar situations, and, most importantly, our progress towards our long-term business objectives. When determining compensation for executive officers, the Committee looks to the following measures in evaluating our progress: (i) the acquisition and management of capital to allow us to complete development and ultimately realize significant revenues, (ii) the recruitment and retention of officers and other important personnel, (iii) the progress of our product development program, and (iv) the evolution of manufacturing capability. The factors that are used by the Committee in evaluating the compensation of the Chief Executive Officer are no different from those that are used to evaluate the compensation of other executives.

2007 Executive Compensation Components

For the fiscal year ended March 31, 2007, the principal components of compensation for our Named Executive Officers were base salary and grants of stock options.

Base Salary

We provide Named Executive Officers with competitive base salaries to compensate them for services rendered to the Company during the fiscal year. The Compensation Committee conducts an annual compensation review of the Named Executive Officers. The salaries of all Named Executive Officers are determined through mutual negotiations between the executive and the Compensation Committee. We may enter into employment agreements with executive officers, in which case we are required to compensate those executive officers in accordance with their employment agreements. We currently have employment agreements with our Chief Executive Officer, Chief Financial Officer, Vice President of Engineering and Product Development and Vice President of Operations. We believe that employment agreements with key executives are in our best interests to assure continuity of management.

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Minimum base salaries for our Chief Executive Officer, Chief Financial Officer, General Counsel, Vice President of Engineering and Product Development and Vice President of Operations are determined pursuant to their employment agreements. These minimum salaries, the amount of any increase over these minimums and base salaries for the executive officers whose salaries are not specified in an agreement are determined by the Compensation Committee based on a variety of factors, including:

•	Compensation levels of similarly positioned executive officers in comparable companies;
•	The performance of the Company as a whole;
•	The performance of the business area or function for which the Named Executive Officer is responsible;
•	Qualitative factors reflecting the individual performance of the particular Named Executive Officer; and
•	The recommendations of the Chief Executive Officer (except in the case of his own compensation).

The base salary paid to each Named Executive Officer in fiscal year 2007 is reflected in the column titled “Salary” of the Summary Compensation Table on page 9 of this Proxy Statement.

Long-Term Incentive Equity Awards

We have adopted equity incentive plans, which provide for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) and non-qualified stock options to eligible employees and consultants of the Company and its subsidiaries and non-employee directors or the Company. Options previously granted under the plan vest in equal installments over 3-5 years from the grant date, subject to the optionee’s continued service with the Company or one of its subsidiaries. Company granted options to Named Executive Officers during fiscal 2007. A summary of option grants is provided on page 10 of this Proxy Statement under the heading “Grants of Plan-Based Awards.”

Severance

See the discussion of severance benefits detailed below under the title “Employment Agreements.” The Company believes that it has structured its post-termination payments so as to be able to attract needed talent, but to minimize the magnitude of its post-termination financial obligations.

Tax Treatment

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and the four other most highly compensated executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options and other awards that may be granted to our Named Executive Officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company.

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Summary Compensation Table

The following table sets forth, as to our Chief Executive Officer and each of our other four most highly compensated executive officers whose compensation exceeded $100,000 during fiscal 2007 (referred to as the named executive officers), information concerning all compensation paid for services to us in all capacities for the year ended March 31 indicated below.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert L. Kanode (1) President and Chief Executive Officer	2007	8,654	- -	- -	24,505	- -	- -	995	34,154
James R. Akridge (1) Former President and Chief Executive Officer	2007	242,561	156,875 (2)	- -	503,332	- -	- -	41,122	943,890
Thomas F. Mezger Chief Financial Officer and Assistant Secretary	2007	185,000	- -	- -	85,334	- -	- -	11,630	281,964
Roger A. Williams General Counsel and Assistant Secretary	2007	180,000	- -	- -	59,156	- -	- -	1,156	240,312
Joel Sandahl Vice President of Engineering and Product Development	2007	138,462	- -	- -	43,474	- -	- -	21,178	203,114
Richard Hanna Vice President of Operations	2007	126,538	15,810	- -	25,157	- -	- -	9,909	177,414
Chuntai Guo (3) Vice President of Asia Pacific Operations	2007	197,479	49,806(4)	- -	7,763	- -	- -	9,500	264,548
Dean F. Bogues (5) Former Pesident of the Americas and Europe	2007	133,799	112,500(4)	- -	- -	- -	- -	8,149	254,448
(1)

Dr. James R. Akridge resigned as our President and Chief Executive Officer on March 16, 2007. On March 13, 2007, Robert L. Kanode was appointed as our President and Chief Executive Officer and will receive an annual salary of $250,000. Mr. Kanode was granted options to purchase 1,500,000 shares of our common stock in connection with his hire.

(2)	Includes a one-time severance payment of $125,000.
(3)	Effective March 23, 2007 Mr. Chuntai Guo’s employment with us was terminated.
(4)	Represents severance payments.
(5)	Mr. Dean F. Bogues resigned as our President of the Americas and Europe on October 30, 2006.

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Grants Of Plan-Based Awards

The following table shows for the fiscal year ended March 31, 2007, certain information regarding equity and non-equity incentive plan awards to named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Robert L. Kanode	- -	- -	- -	- -	- -	- -	- -	- -	1,500,000	1.61	1,470,299
James R. Akridge	- -	- -	- -	- -	- -	- -	- -	- -	50,000	1.73	47,070
Thomas F. Mezger	- -	- -	- -	- -	- -	- -	- -	- -	25,000	1.73	27,045
Roger A. Williams	- -	- -	- -	- -	- -	- -	- -	- -	25,000	1.73	27,045
Joel Sandahl	- -	- -	- -	- -	- -	- -	- -	- -	200,000	1.77	221,996
Richard Hanna	- -	- -	- -	- -	- -	- -	- -	- -	25,000 50,000	1.73 1.32	27,045 40,544
Chuntai Guo	- -	- -	- -	- -	- -	- -	- -	- -	25,000	1.73	23,535

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended March 31, 2007, certain information regarding unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officers:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert L. Kanode	- -	1,500,000	- -	$1.61	3/13/2017	- -	- -	- -	- -
James R. Akridge	375,000 8,333	- - - -	- - - -	$2.99 $1.73	6/16/2007 6/16/2007	- - - -	- - - -	- - - -	- - - -
Thomas F. Mezger	51,041 4,167	123,959 20,833	- - - -	$2.77 $1.73	9/19/2015 8/8/2016	- - - -	- - - -	- - - -	- - - -

10

Roger A. Williams	50,000 14,645 10,355 300 3,750 41,250 694 3,474 4,581 13,752 3,609 7,224 25,000 25,000 15,330 5,295 13,333 6,667 13,333 6,667 4,167	- - - - - - - - - - - - - - - - - - - - - - - - - - - - 6,968 2,407 - - - - - - - - 20,833	- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	$5.12 $6.05 $6.05 $3.82 $3.95 $3.95 $2.99 $3.47 $1.30 $1.30 $0.70 $0.70 $1.69 $1.69 $3.34 $3.34 $3.35 $3.35 $3.32 $3.32 $1.73

4/17/2011

7/31/2011

7/31/2011

11/30/2011

2/5/2012

2/5/2012

4/1/2012

4/1/2012

7/1/2012

7/1/2012

10/1/2012

10/1/2012

12/20/2012

12/20/2012

6/30/2014

6/30/2014

11/17/2014

11/17/2014

12/23/2014

12/23/2014

8/8/2016

						- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Joel Sandahl	37,500	162,500	- -	$1.77	6/19/2016	- -	- -	- -	- -
Richard Hanna	300 1,248 279 1,875 2,917 10,417 3,333 4,167 0	- - - - - - - - 2,083 14,583 6,667 20,833 50,000	- - - - - - - - - - - - - - - - - -	$3.82 $2.92 $1.35 $1.69 $3.02 $2.03 $2.20 $1.73 $1.32	11/30/2011 3/1/2012 7/8/2012 12/20/2012 6/7/2015 12/2/2015 2/7/2016 8/8/2016 3/23/2017	- - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - -	- - - - - - - - - - - - - - - - - -

Option Exercises and Stock Vested

The following table provides information concerning exercised options and stock that has vested for each of the named executive officers as of March 31, 2007.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert L. Kanode	- -	- -	- -	- -
James R. Akridge	- -	- -	- -	- -
Thomas F. Mezger	- -	- -	- -	- -
Roger A. Williams	- -	- -	- -	- -
Joel Sandahl	- -	- -	- -	- -
Richard Hanna	- -	- -	- -	- -

11

Employment Agreements

Robert L. Kanode – Chief Executive Officer

Effective March 13, 2007, we entered into an employment agreement with Robert L. Kanode pursuant to which we retained Mr. Kanode as President and Chief Executive Officer at a salary of $250,000 per year. The Board reviews his salary on July 1 of each year, or from time to time at the sole discretion of the Board, and may increase, but not decrease, his salary at the sole discretion of the Board.

Under his employment agreement, we granted Mr. Kanode stock options to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $1.61 per share. The options vest as follows: 250,000 shares vests on September 13, 2007, and the remaining 1,250,000 vests quarterly over the remaining two and one-half years.

We agreed to nominate Mr. Kanode to the Board for the entire period of his employment as President and Chief Executive Officer and to use our best efforts to cause our stockholders to cast their votes in favor of his continued election to the Board. Mr. Kanode agreed to resign from the Board when he no longer serves as President and Chief Executive Officer.

Mr. Thomas F. Mezger – Chief Financial Officer and Assistant Secretary

Effective September 9, 2005, we entered into an employment offer letter with Thomas F. Mezger pursuant to which we retained Mr. Mezger as Chief Financial Officer and Assistant Secretary at a salary of $185,000 per year.

Under his employment letter, we granted Mr. Mezger stock options to purchase an aggregate of 175,000 shares of common stock at an exercise price of $2.77 per share. The options vest as follows: 25% vests on the first anniversary date of his employment and the remaining 75% vests quarterly over the remaining three years.

Mr. Mezger is entitled to a lump sum payment of $46,250 and all options shall vest and become exercisable immediately if we terminate Mr. Mezger’s employment for any reason other than for Good Cause (as defined in the employment letter).

Mr. Joel Sandahl

Effective June 1, 2007, we entered into a letter agreement with Joel Sandahl pursuant to which Mr. Sandahl received a salary of $200,000 per year.

Under his employment letters, we granted Mr. Sandahl stock options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $1.77 per share. The options vest over a four year period. In addition, Mr. Sandahl was granted 50,000 incentive options based on performance to vest by December 31, 2007 at an exercise price of $1.36.

Mr. Richard Hanna

Effective March 23, 2007, we promoted Richard Hanna to Vice President of Operations. Mr. Hanna will receive an annual salary of $155,000, which amount will be reviewed annually by the Compensation Committee of our board of directors. Mr. Hanna will also be eligible for cash and stock bonuses at the discretion of the Compensation Committee.

Mr. Hanna was granted options to purchase 50,000 shares of our common stock with an exercise price of $1.32 per share, the closing price of our common stock on the National Small Cap Market on March 23, 2007. The options will vest in equal quarterly installments over the next three years.

Director Compensation

Our non-employee directors are eligible to receive cash compensation of $2,000 fee for each regularly scheduled Board meeting and are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. Directors who are employees do not receive separate compensation for their services as directors, but are eligible to receive stock options under the 2000 Stock Option Plan.

12

Each of our non-employee directors also receives stock options grants pursuant to the 1996 Non-Employee Directors’ Stock Option Plan (“Directors’ Plan) or the 2000 Stock Option Plan. Only non-employee directors or an affiliate of those directors as defined in the Internal Revenue Code (the “Code”) are eligible to receive options under the Directors’ Plan. The plan provides that new directors will receive initial stock options to purchase 100,000 shares of common stock upon election to the Board. The per share exercise price for these options will be the fair market value of a share of our common stock on the day the options are granted. These options will vest in equal quarterly installments over four years. A director who had not received options upon becoming a director, received stock options to purchase 100,000 shares on the date of the adoption of the Directors’ Plan. In addition, each Director reelected to the Board receives stock options to purchase 50,000 shares of common stock.

The following table provides information concerning the compensation of directors who are not named executive officers as of March 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carl E. Berg	22,000	- -	- -	- -	- -	- -	- -
Vassilis G. Keramidas	18,000	- -	- -	- -	- -	5,833.70	- -
Bert C. Roberts	22,000	- -	- -	- -	- -	790.04	- -
Alan F. Shugart (1)	20,000	- -	- -	- -	- -	- -	- -

(1) Mr. Shugart passed away in December 2007

Compensation Committee Interlock and Insider Participation

During the fiscal year ended March 31, 2007, the Compensation Committee consisted of Messrs. Shugart and Berg. Mr. Shugart passed away in December 2006. Neither Mr. Berg or Mr. Shugart is an employee or a former employee of ours. During fiscal 2007, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Compensation Committee of our Board.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on such reviews and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted by the

Compensation Committee of the

Board of the Directors

Carl E. Berg

Equity Compensation Plans

The following table summarizes information about the equity securities authorized for issuance under our compensation plans as of March 31, 2007.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,877,861	$4.58	2,943,379
Equity compensation plans not approved by security holders (1)	1,875,000	$1.89	-
Total	6,752,861	$3.84	2,943,379

13

(1)

Options to purchase 1,500,000 shares were granted to Robert L. Kanode in March 2007 pursuant to his employment agreement. The exercise price of his options is $1.61 per share and they vest as follows: 250,000 shares vest on September 13, 2007, and the remaining 1,250,000 shares quarterly over the remaining two and one-half years. Dr. Jim Akridge’s employment with the Company terminated on March 16, 2007. Of his original grant of 1,000,000 shares at an exercise price of $2.99 per share, 375,000 shares are vested and expired on June 16, 2007.

14

REPORT OF AUDIT COMMITTEE

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

For fiscal year 2007, the Audit Committee of the Board consisted of Messrs. Keramidas, Roberts and Shugart. Mr. Shugart passed away in December 2006.

The Audit Committee has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter periodically and recommends any changes to the Board for approval.

The Audit Committee recommended to the Board that our financial statements be included in our Annual Report. The Audit Committee took a number of steps in making this recommendation:

•

The Audit Committee met with the registered independent public accounting firm, both with and without management present, to discuss the results of its audit, its evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting;

•

The Audit Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles and the reasonableness of significant judgments;

•

The Audit Committee discussed with the registered independent public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented; and

•

The Audit Committee received the written disclosures and the letter from the registered independent public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), as may be modified or supplemented, and discussed with the registered independent public accounting firm its independence.

Based on the review and discussions with the registered independent public accounting firm concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our 2007 Annual Report.

Audit Committee

Vassilis G. Keramidas
Bert C. Roberts

15

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors, our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2007, or which is presently proposed.

On July 19, 2007, Berg & Berg Enterprises, LLC purchased 869,565 shares of the Company’s common stock for $1.0 million. The purchase price of $1.15 per share equaled the closing bid price of the Company’s common stock as of July 18, 2007. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by Berg & Berg Enterprises, LLC, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On June 21, 2007, Berg & Berg Enterprises, LLC purchased 869,565 shares of the Company’s common stock for $1.0 million. The purchase price of $1.15 per share equaled the closing bid price of the Company’s common stock as of June 20, 2007. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by Berg & Berg Enterprises, LLC, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On May 17, 2007, Berg & Berg Enterprises, LLC purchased 990,099 shares of the Company’s common stock for $1.0 million. The purchase price of $1.01 per share equaled the closing bid price of the Company’s common stock as of May 16, 2007. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by Berg & Berg Enterprises, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On April 19, 2007, West Coast Venture Capital purchased 925,926 shares of the Company’s common stock for $1.0 million. The purchase price of $1.08 per share equaled the closing bid price of the Company’s common stock as of April 18, 2007. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On April 5, 2007, West Coast Venture Capital purchased 970,874 shares of the Company’s common stock for $1.0 million. The purchase price of $1.03 per share equaled the closing bid price of the Company’s common stock as of April 4, 2007. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On February 1, 2007, West Coast Venture Capital purchased 657,894 shares of the Company’s common stock for $1.0 million. The purchase price of $1.52 per share equaled the closing bid price of the Company's common stock as of January 31, 2007. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On January 18, 2007, West Coast Venture Capital purchased 662,252 shares of the Company’s common stock for $1.0 million. The purchase price of $1.51 per share equaled the closing bid price of the Company's common stock as of January 17, 2007. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

16

On December 27, 2006, West Coast Venture Capital purchased 613,497 shares of the Company’s common stock for $1.0 million. The purchase price of $1.63 per share equaled the closing bid price of the Company's common stock as of December 26, 2006. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On December 15, 2006, West Coast Venture Capital purchased 549,541 shares of the Company’s common stock for $1.0 million. The purchase price of $1.82 per share equaled the closing bid price of the Company's common stock as of December 15, 2006. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On August 17, 2006, West Coast Venture Capital purchased 534,759 shares of the Company’s common stock for $1.0 million. The purchase price of $1.87 per share equaled the closing bid price of the Company's common stock as of August 16, 2006. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On August 3, 2006, West Coast Venture Capital purchased 1,298,702 shares of the Company’s common stock for $2.0 million. The purchase price of $1.54 per share equaled the closing bid price of the Company's common stock as of August 3, 2006. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On May 11, 2006, West Coast Venture Capital purchased 646,552 shares of the Company’s common stock for $1.5 million. This represented a funding on the $20.0 million funding commitment previously made by Berg & Berg. The purchase price of $2.32 per share equaled the closing bid price of the Company's common stock as of May 10, 2006. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

On April 3, 2006, West Coast Venture Capital purchased 401,606 shares of the Company's common stock for $1.0 million. This represented a funding on the $20.0 million funding commitment previously made by Berg & Berg. The purchase price of $2.49 per share equaled the closing bid price of the Company's common stock as of March 31, 2006. The issuance of these shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. Under Rule 144 of the Securities Act, these shares are restricted from trading by West Coast Venture Capital, an affiliate of Mr. Berg, for one year from the date of issuance, unless registered, and then may be traded only in compliance with the volume restrictions and other applicable restrictions.

In June 2006, the Company issued convertible promissory notes in the aggregate principal amount of $2.0 million to Berg & Berg, which are due with interest in September 2006. These convertible promissory notes accrue interest at the annual rate of 8.0% and are convertible at any time prior to maturity, into shares of common stock of the Company at a conversion price equal to the closing bid price of the Company’s common stock on the trading day immediately prior to the conversion date, provided that the conversion price cannot be lower than $1.70, the closing bid price of the Company’s common stock on June 20, 2006.

17

In June 2005, Mr. Carl Berg, our chairman of the board and principal stockholder, agreed to provide a funding commitment of $20.0 million. On June 30, 2005, the Company drew down $2.5 million of this commitment. This draw took the form of a loan at a 5.0% annual interest rate and was repaid with proceeds from a July 2005 loan from a third party finance company. This funding commitment was reduced by $4.3 million upon the purchase of the Series C-2 Convertible Preferred Stock on July 14, 2005 by Berg & Berg. On December 14, 2005, Mr. Berg's funding commitment was further reduced by $4.3 million in connection with the purchase of the Company's Series C-1 Convertible Preferred Stock by Berg & Berg. In February and March 2006, the Company issued convertible promissory notes in favor of Berg & in an aggregate principal amount of $6.0 million (the “Notes”). The Notes accrued interest at the annual rate of 8.0% and matured on March 30 and June 30, 2006. The principal amount of the Notes, together with accrued interest, was converted into 2,965,870 shares of common stock of the Company, in accordance with their terms on April 3, 2006.

In October 2001, the Company entered into a loan agreement (the "2001 Loan") with Berg & Berg. Under the terms of the agreement, Berg & Berg agreed to advance the Company funds of up to $20.0 million between the date of the agreement and December 31, 2003. Interest on the 2001 Loan accrues at 8.0% per annum, payable from time to time. On July 13, 2005, Berg & Berg agreed to extend the maturity date for the loan from September 30, 2006, to September 30, 2008.

In July 1998, the Company entered into an amended loan agreement (the "1998 Loan") with Berg & Berg that allows the Company to borrow, prepay and re-borrow up to $10.0 million principal under a promissory note on a revolving basis. In November 2000, the 1998 Loan agreement was amended to increase the maximum amount to $15.0 million. As of March 31, 2007, the Company had an outstanding balance of $14.95 million under the 1998 Loan agreement. The loan bears interest at one percent over the lender's borrowing rate (approximately 9.0% at March 31, 2007). On July 13, 2005, the parties agreed to extend the loan’s maturity date from September 30, 2006 to September 30, 2008.

On January 1, 1998, the Company granted options to Mr. Dawson, the Company’s then Chairman of the Board, Chief Executive Officer and President, an incentive stock option to purchase 39,506 shares, which was granted pursuant to the Company’s 1990 Plan (the “1990 Plan”). Also, an option to purchase 660,494 shares was granted pursuant to the Company’s 1990 Plan and an option to purchase 300,000 shares was granted outside of any equity plan of the Company, neither of which were incentive stock options (the “Nonstatutory Options”). The exercise price of all three options is $5.0625 per share, the fair market value on the date of the grant. The Compensation Committee of the Company approved the early exercise of the Nonstatutory Options on March 5, 1998. The options permitted exercise by cash, shares, full recourse notes or non-recourse notes secured by independent collateral. The Nonstatutory Options were exercised on March 5, 1998 with non-recourse promissory notes in the amounts of $3,343,750 (“Dawson Note One”) and $1,518,750 (“Dawson Note Two”) (collectively, the “Dawson Notes”) secured by the shares acquired upon exercise plus 842,650 shares previously held by Mr. Dawson. As of March 31, 2007, principal and interest amounts of $4.9 million and $300,000 were outstanding under Dawson Note One and Dawson Note Two, respectively, and under each of the Dawson Notes, interest from the issuance date accrues on unpaid principal at the rate of 5.77% per annum, or at the maximum rate permissible by law, whichever is less. On April 20, 2005, the Company's Board of Directors approved a resolution to extend the maturity dates of each of the Dawson Notes from September 5, 2005 to September 5, 2007. Under each of the Dawson Notes, interest from the Issuance Date accrues on unpaid principal at the rate of 5.69% per annum, or at the maximum rate permissible by law, whichever is less. In accordance with the Dawson Notes, interest is payable annually in arrears and has been paid through March 4, 2005. As of March 31, 2007 and 2006, amounts of $3,550,313 and $1,613,458 were outstanding under Dawson Note One and Dawson Note Two, respectively. Under each of the Dawson Notes, interest from the Issuance Date accrues on unpaid principal at the rate of 5.69% per annum, or at the maximum rate permissible by law, whichever is less. In accordance with the Dawson Notes, interest is payable annually in arrears and has been paid through March 4, 2005.

See “Employment Agreements” for a description of employment agreements between us and our officers.

17

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of July 15, 2007, by:

•	Each of our directors,

•	Each of the named executive officers,

•	All directors and executive officers as a group, and

•	All other stockholders known by us to beneficially own more than 5% of the outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 109,955,980 shares of common stock outstanding on June 30, 2007. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Valence Technology, Inc., 12201 Technology Boulevard, Suite 150, Austin Texas 78727.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Carl E. Berg; Berg & Berg Enterprises, LLC; and West Coast Venture Capital, Inc. 10050 Bandley Drive, Cupertino, CA 95014 (2)	55,663,269	47.6%
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee; and Clyde J. Berg 10050 Bandley Drive, Cupertino, CA 95014 (3)	8,604,270	7.4%
Vassilis G. Keramidas (4)	132,024	0.1%
Bert C. Roberts, Jr. (5)	659,167	0.6%
Robert L. Kanode (6)	-	-
Thomas F. Mezger (7)	84,896	0.1%
Joel Sandahl (8)	50,000	-
Richard Hanna (9)	37,035	-
Roger A. Williams (10)	286,467	0.3%
All directors and executive officers as a group (8 persons) (11)	65,517,128	56.0%

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 109,955,980 shares of common stock outstanding on June 30, 2007, adjusted as required by rules promulgated by the Commission.

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(2)

Includes 350,000 shares held directly by Mr. Berg; 295,347 shares issuable upon exercise of options and warrants held by Mr. Berg that are exercisable within 60 days of June 30, 2007; 1,525,506 shares held by Berg & Berg Enterprises 401 K Plan FBO Carl E. Berg Basic Transfer, of which Mr. Berg is the Trustee; 94,000 shares held by Berg & Berg Profit Sharing Plan U/A 1/1/80 FBO Carl E. Berg Basic Transfer, of which Mr. Berg is the Trustee; 1,402,743 shares issuable upon exercise of warrants and 25,369,645 shares held by Berg & Berg Enterprises LLC (“Berg & Berg”), of which Mr. Berg is the sole manager; 23,922,900 shares held by West Coast Venture Capital, Inc. (“West Coast Venture Capital”). Mr. Berg has sole voting and dispositive power with respect to 1,245,347 shares and shared voting and dispositive power with respect to 54,417,922 shares. Berg & Berg has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 26,772,388 shares. West Coast Venture Capital has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 23,922,900 shares. Amount also includes the potential conversion of the Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock, issued on December 1, 2004, of an additional 2,174,242 and 1,454,392 shares, respectively, into common stock (based on a conversion price of $1.98 and $2.96, respectively).

(3)

Based on information contained in a Schedule 13G filed jointly by 1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee and Clyde J. Berg with the SEC on February 14, 2003. The Trust has no sole voting and dispositive power with respect to any shares and has shared voting and dispositive power with respect to 8,129,270 shares. Clyde J. Berg has sole voting and dispositive power with respect to 475,000 shares and shared voting and dispositive power with respect to 8,129,270 shares.

(4)	Includes 2,857 shares held by Mr. Keramidas and 129,167 shares issuable upon exercise of options that are exercisable within 60 days of June 30, 2007.

(5)

Includes 100,000 shares held by Mr. Roberts, 100,000 shares held indirectly through various entities, 10,000 shares held by his spouse and 449,167 shares issuable upon exercise of options that are exercisable within 60 days of June 30, 2007.

(6)	No shares exercisable within 60 days of June 30, 2007.

(7)	Includes 84,896 shares issuable upon exercise of options that are exercisable within 60 days of June 30, 2007.

(8)	Includes 50,000 shares issuable upon exercise of option that are exercisable within 60 days of June 30, 2007.

(9)	Includes 37,035 shares issuable upon exercise of option that are exercisable within 60 days of June 30, 2007.

(10)	Includes 12,000 shares held by Mr. Williams and 274,467 shares are issuable upon exercise of options that are exercisable within 60 days of June 30, 2007.

(11)	Includes 3,618,169 shares issuable upon exercise of options and warrants that are exercisable within 60 days of June 30, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours. Directors, officers and 10% holders are required by Commission regulations to send us copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to us and the representations made by the reporting persons to us, we believe that, other than as described below, during the fiscal year ended March 31, 2007, our directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act.

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Mr. Robert L. Kanode was appointed as an officer subject to Section 16(a) on March 13, 2007, and filed a delinquent Form 3 on March 28, 2007.

Mr. Ricky Hanna was appointed as an officer subject to Section 16(a) on March 23, 2007, and filed a delinquent Form 3 on April 9, 2007.

ITEM 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 2 is the ratification the Audit Committee’s engagement of PMB Helin, Donovan, LLP (“PMB”) to serve as our independent registered public accounting firm for the current fiscal year ending March 31, 2008. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice.

The ratification of PMB as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2008, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed proxy card.

If the appointment of PMB is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such change would be in the best interests of the Company and its stockholders.

The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of the Appointment of PMB Helin, Donovan, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2008.

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CODE OF ETHICS

We have adopted a Code of Ethics and Business Conduct applicable to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and all other senior financial executives, and to our directors when acting in their capacity as directors. Our Code of Ethics and Business Conduct is designed to set the standards of business conduct and ethics and to help directors and employees resolve ethical issues. The purpose of our Code of Ethics and Business Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis by means of a toll-free telephone call or an anonymous email. We investigate all concerns and complaints. Copies of our Code of Business Conduct and Ethics are available to investors free of charge upon written request. Any request should be sent by mail to Valence Technology, Inc., 12201 Technology Blvd, Suite 150, Austin, Texas 78727, Attn: General Counsel or should be made by telephone by calling General Counsel at (888) 825-3623.

We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and persons performing similar functions and amendments to, or waivers from, any provision which relates to any element of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2008 Annual Meeting of Stockholders for inclusion in our Proxy Statement and proxy form relating to that Annual Meeting must submit the proposal to us at our principal executive offices by March 31, 2008. In addition, in the event we do not receive a stockholder proposal by March 31, 2008, the proxy to be solicited by the Board for the 2008 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2008 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

The Securities and Exchange Commission’s rules and regulations provide that if the date of our 2008 Annual Meeting is advanced or delayed more than 30 days from the date of the 2007 Annual Meeting, we must receive stockholder proposals intended to be included in the proxy materials for the 2008 Annual Meeting within a reasonable time before we begin to print and mail the proxy materials for the 2008 Annual Meeting.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed to the Company for fiscal 2007 by Helin, Donovan, Trubee & Wilkinson, LLP (“Helin”) and Deloitte & Touche LLP (“Deloitte”) and fiscal 2006 by Deloitte:

	March 31		Percentage of Services
	2007	2006	2007	2006
Audit fees	$ 349,230	$ 592,271	62%	55%
Audit-related fees	$ 50,715	$ 38,934	9%	3%
Tax fees	$ 34,030	$ 31,467	6%	3%
All other fees	$ 126,328	$ 406,063	23%	39%
Total fees	$ 560,303	$ 1,068,735	100%	100%

“Audit Fees” billed during fiscal 2007 and 2006 were for professional services rendered for the audit of our financial statements. “Audit-Related Fees” billed during fiscal 2007 and 2006 were for services related to accounting consultation and reviews of a Form S-3 filed with the Securities and Exchange Commission. “Tax Fees” billed during fiscal 2007 and 2006 were for professional services rendered for tax compliance, tax advice and tax planning. “All Other Fees” billed in fiscal 2007 and 2006 were for testing internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and were for consulting services related to the preparation of our documentation of internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee considered the role of PMB Helin, Donovan, LLP in providing audit, audit-related and tax services to us and concluded that such services are compatible with PMB Helin, Donovan, LLP’s role as our independent registered public accounting firm.

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The Audit Committee engaged the accounting firm of PMB Helin, Donovan, LLP to serve as our registered independent public accounting firm for the fiscal year ending March 31, 2007. The Audit Committee approved the appointment of PMB Helin, Donovan, LLP as our principal independent registered public accounting firm.

The Audit Committee previously engaged Deloitte & Touche, LLP as our registered independent public accounting firm to audit our consolidated financial statements for the fiscal years ended March 31, 2004, March 31, 2005 and March 31, 2006.

On August 21, 2006, the Board with the approval of the Audit Committee dismissed Deloitte & Touche, LLP as our independent registered public accounting firm. Deloitte and Touche, LLP’s reports on our financial statements for the fiscal years ended March 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, nor were those reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report for the fiscal year ended March 31, 2006 contained an explanatory paragraph regarding our ability to continue as a going concern.

There have been no disagreements with Deloitte & Touche, LLP in connection with the audits of our financial statements for the fiscal years ended March 31, 2006 and 2005 and for the subsequent interim period through August 21, 2006, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreement in their reports.

During the fiscal year ended March 31, 2006 there was one “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K. The Board discussed the reportable event with representatives of Deloitte. In performing the audit of our financial statements for the fiscal year ended March 31, 2006, Deloitte identified in its report on internal control over financial reporting that a material weakness existed and that effective control over financial reporting was not maintained. For the fiscal year ended March 31, 2006, Deloitte identified the following material weakness: We had an insufficient number of personnel with the appropriate technical accounting and SEC reporting expertise within the accounting function to perform a timely financial close process, to adhere to certain control disciplines within the accounting and financial reporting function and to effectively evaluate and determine the appropriate accounting for non-routine and/or complex accounting transactions. The material weakness described above continued to exist as of the quarter ended June 30, 2006, as reported in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 9, 2006.

On August 25, 2006, the Company appointed the accounting firm of PMB Helin, Donovan, LLP to serve as our registered independent public accounting firm for the fiscal year ending March 31, 2007. The Audit Committee approved the appointment of PMB Helin, Donovan, LLP as our principal independent registered public accounting firm.

Representatives of PMB Helin, Donovan, LLP are expected to be present at the 2007 Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions. Representatives of Deloitte & Touche, LLP are not expected to be present at the 2007 Annual Meeting.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering, or making available electronically, this Proxy Statement and our 2007 Annual Report to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and Annual Report if previously notified by their bank, broker or other holder. This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Proxy Statement and Annual Report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.

Copies of this Proxy Statement and the 2007 Annual Report on Form 10-K, including the financial statements, financial statement schedules and exhibits, are available promptly without charge by calling 512-527-2900, or by writing to Investor Relations, Valence Technology, Inc., 12201 Technology Blvd, Suite 150, Austin, Texas 78727. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and the Annual Report by calling 512-527-2900, or writing to Investor Relations, Valence Technology, Inc., 12201 Technology Blvd, Suite 415, Austin, Texas 78727.

SOLICITATION OF PROXIES

It is expected that the solicitation of proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to beneficial owners. Proxies also may be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Robert L. Kanode
Robert L. Kanode
Chief Executive Officer

July 31, 2007

12201 Technology Blvd, Suite 150

Austin, Texas 78727

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VALENCE TECHNOLOGY, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of Valence Technology, Inc., a Delaware corporation, hereby nominates, constitutes and appoints Robert L. Kanode and Thomas F. Mezger or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on Thursday, November 8, 2007, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE “FOR” ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1. To elect the four nominee as directors:

☐ Carl E. Berg	☐ Robert L. Kanode
☐ Vassilis G. Keramidas	☐ Bert C. Roberts

☐ FOR THE NOMINEE LISTED ABOVE
☐ WITHHELD FOR THE NOMINEE LISTED ABOVE
☐ FOR ALL NOMINEES LISTED ABOVE EXCEPT (see instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES LISTED ABOVE EXCEPT” and mark the box next to each nominee you wish to withhold, as shown here: ☒

_______________________________________________________________________________

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2. To ratify the appointment of PMB Helin, Donovan, LLP as the Company’s independent registered public accounting firm:

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy is solicited by the Board of Directors of Valence Technology, Inc. The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated July 31, 2007 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated:	____________________________________

Signature:	____________________________________

Signature:	____________________________________

Signature(s) of Stockholder(s)

(See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE